UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

Dycom Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Banyan Blvd., Suite 1101

West Palm Beach, FL 33401

(Address of principal executive offices, including zip code)

(561) 627-7171

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.33 1/3 per share	DY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Amended and Restated Credit Agreement

On January 27, 2026, Dycom Industries, Inc. (the “Company”), the Guarantors (as defined therein) party thereto, the Term Loan B Lender (as defined therein) party thereto and Bank of America, N.A. (“Bank of America”) as administrative agent and collateral agent (in such capacities and together with its successors and permitted assigns, the “Administrative Agent”) entered into that certain First Amendment to the Third Amended and Restated Credit Agreement (the “Amendment”), which amends that certain Third Amended and Restated Credit Agreement, dated as of December 23, 2025 by and among, the Company the Guarantors from time to time party thereto, the Lenders (as defined therein) from time to time party thereto and the L/C Issuers (as defined therein) from time to time party thereto and the Administrative Agent (the “Existing Credit Agreement”, and, the Existing Credit Agreement, as amended by the Amendment, the “Credit Agreement”).

The Amendment, among other things, establishes an $800.0 million senior secured Term Loan B Facility (the “Term Loan B Facility”) the proceeds of which were used to (i) refinance the Company’s $600.0 million 364 day senior secured bridge loan facility under the Existing Credit Agreement, (ii) pay the fees and expenses incurred in connection therewith and (iii) fund cash to the balance sheet of the Company.

At the option of the Company, borrowings under the Credit Agreement for the Term Loan B Facility will bear interest at a rate equal to, subject to a 0.0% floor, either (a) term SOFR plus an applicable margin, or (b) the Administrative Agent’s base rate plus an applicable margin. The Administrative Agent’s base rate is described in the Credit Agreement as the highest of (i) the federal funds rate plus 0.50%, (ii) the Administrative Agent’s prime rate, and (iii) term SOFR for a one-month period plus 1.00%.

The applicable margin for the Term Loan B Loan for (x) term SOFR loans will be 1.75% and (y) base rate loans will be 0.75%. The Term B Loan will amortize in an amount equal to 0.25% commencing on September 15, 2026 and thereafter on the 15th day of March, June, September and December.

The description of the Amendment and Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to the Third Amended and Restated Credit Agreement, dated January 27, 2026, by and among Dycom Industries, Inc. as the Borrower, the guarantors party thereto, the lenders named therein and Bank of America, N.A., as administrative agent and the other parties named therein

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2026	DYCOM INDUSTRIES, INC.

	By:	/s/ Ryan F. Urness
Name: Ryan F. Urness
Title: Senior Vice President, General Counsel and Corporate Secretary